Exhibit 99.1

First Security Group Announces First Quarter Results

CHATTANOOGA, Tenn.--(BUSINESS WIRE)--April 29, 2010--First Security Group, Inc. (NASDAQ: FSGI), today reported a net loss available to common shareholders of $1.6 million, or $0.10 per diluted share, for the first quarter of 2010. This compares to a net loss available to common shareholders of $3.1 million, or $0.20 per diluted share, in the fourth quarter of 2009. During the first quarter, First Security recorded a $4.4 million provision for loan and lease losses.

  Strategic Initiatives: First Security continues to implement initiatives to improve asset quality, return to profitability and better position the Company for greater opportunities in the future.
  Capital: First Security is committed to maintaining strong capital levels; current capital levels place FSGBank in the top 70th percentile of peer institutions, based on the December 31, 2009 Uniform Bank Performance report for all commercial banks between $1 billion and $3 billion in total assets.
  Deposit Growth: First Security’s savings and transaction deposits, which include savings accounts, money market accounts, interest-bearing and non-interest bearing checking accounts, grew by $14.3 million on a linked quarter basis; these in-market customer deposits totaled $405.5 million at March 31, 2010.
  Expense Control: First Security continues to closely manage controllable expenses during these challenging economic conditions. Salaries and benefits, the largest component of noninterest expense, declined by 7.6 percent on a year-over-year basis.

“Over the past six months, our management team has successfully executed and completed many strategic initiatives. We have fortified the balance sheet with liquid assets, strengthened our credit underwriting processes, reduced balance sheet risks and controlled our overhead expenses. These initiatives will position us to return to profitability and growth as the economy improves,” said Rodger B. Holley, Chairman, CEO and President of First Security. “Given the difficult economic conditions, increasing unemployment and related credit costs over the last twelve to eighteen months, it made sense for us to take a close look at the Bank’s credit risk management. While we are implementing a centralized approach to lending, we remain committed to providing superior customer service and maintaining local knowledge of our markets through our experienced bankers and lenders.”

The strategic initiatives associated with restructuring and expanding the credit administration department are largely complete with the addition of Phil Beaudette on April 26, 2010. Mr. Beaudette brings extensive experience in special assets and commercial credit administration and serves as First Security’s Chief Credit Officer. In addition to filling this position, First Security has successfully hired two senior credit officers and two experienced special asset officers who have been instrumental in reengineering its credit processes, including centralization of loan underwriting, documentation preparation and collections. First Security believes the enhancements to its credit processes will improve consistency, increase quality and provide higher levels of operational efficiencies.

First Security continues to assess its capital levels and is maintaining the flexibility to raise additional capital as appropriate. While the capital stress test performed during the fourth quarter projected minimal capital would be needed under a “more adverse” scenario, First Security believes that banks with higher capital levels will be better positioned to take advantage of opportunities as the economy improves. The tangible equity to tangible assets ratio as of March 31, 2010 was 10.11 percent. Stockholders’ equity at the end of the first quarter of 2010 was $140.0 million, and common stockholders’ equity was $108.6 million.

In the area of liquidity, First Security continued to strengthen its balance sheet and decrease its loan to deposit ratio. As of March 31, 2010, the loan to deposit ratio was 75.4 percent, compared to 80.5 percent as of December 31, 2009 and 93.1 percent as of March 31, 2009. In the first quarter of 2010, both customer and brokered deposits increased while loan balances declined. The excess liquidity created is available to fund future contractual obligations and prudent investments, including loans to credit-worthy borrowers.

For the first quarter of 2010, net interest income totaled $9.7 million, a decline of 8.5 percent on a linked quarter basis and a decline of 5.5 percent from the first quarter of 2009. These declines are primarily attributed to a smaller loan portfolio, as loan reductions continue to outpace loan originations, and the issuance of additional brokered deposits. Combining these changes with the associated increase in interest-bearing liquid assets caused the first quarter 2010 net interest margin to decline 50 basis points compared to the fourth quarter 2009 margin.

Non-interest income for the first quarter of 2010 totaled $2.3 million, a decline of $147 thousand, or 6.0 percent, from the same quarter of 2009. Point of sale fees associated with the Bank’s debit cards increased by 14.4 percent to $286 thousand from the first quarter of 2009, and trust fee income increased by 13.5 percent to $185 thousand over the same period.

Consistent with First Security’s focus on controlling costs, non-interest expense in the first quarter of 2010, declined to $9.9 million, a 14.3 percent reduction from the fourth quarter of 2009. Salaries and benefits expense of $4.9 million remained relatively flat, with a 0.1 percent increase on a linked quarter basis and a decline of 7.6 percent year-over-year. The number of full-time equivalent employees declined to 345 as of March 31, 2010, from 361 a year ago and 347 at the end of the fourth quarter of 2009.

During the first quarter of 2010, additions to nonaccrual loans and leases continued to outpace reductions as the lingering effects of the economic recession continue to impact First Security’s borrowers. During the quarter, gross additions totaled $16.7 million and gross reductions totaled $11.9 million. As of March 31, 2010, approximately 51 percent of the first quarter nonaccrual additions and approximately 49 percent of all nonaccrual loans were current with respect to contractual principal and/or interest payments. From December 31, 2009, non-accrual loans and leases increased $4.9 million to $50.3 million at the end of the first quarter of 2010; the majority of the increase consists of $1.6 million in commercial leases, $1.3 million in residential real estate, $837 thousand commercial and industrial (C&I) loans, and $747 thousand in commercial real estate. The largest categories of nonaccrual loans and leases included C&I loans with $16.2 million, construction and development (C&D) with $14.0 million and residential real estate with $7.4 million. During the same time period, other real estate owned increased $2.9 million to $18.9 million; and repossessed assets declined $415 thousand to $3.5 million. Additional detail on asset quality is provided following the financial highlights.

As of March 31, 2010, the allowance for loan and lease losses to total loans was $26.1 million, or 2.88 percent of total loans, compared to $26.5 million, or 2.78 percent of total loans, as of December 31, 2009, and $20.0 million, or 2.02 percent of total loans, as of March 31, 2009. Net charge-offs totaled $4.8 million, or 2.04 percent of average loans during the first quarter of 2010.

Management continues its strategic focus of reducing certain balance sheet risks while simultaneously working to support the economic growth in the region by meeting the loan needs of credit worthy businesses and consumers. On a year-over-year basis, First Security reports a marked decline in loan demand, which management believes is directly tied to the economic recession. During the first quarter of 2010, loan balances declined by $46.5 million, or 4.9 percent (19.5 percent annualized) on a linked quarter basis. Most loan categories declined, with the reduction concentrated in C&D loans, which declined by $27.5 million, or 18.0 percent, to $125.6 million. As of March 31, 2010, FSGBank successfully reduced its concentration exposure in land acquisition, development, and construction loans to approximately 94 percent of total risk-based capital, below the regulatory guidance of 100 percent.

First Security’s loan portfolio consists of in-market loans originated throughout its branch network. The loan portfolio is well diversified with 30.8 percent in 1-4 family residential, 28.2 percent in CRE, 15.3 percent in C&I and 13.8 percent in C&D. Additional detail on the loan portfolio is provided following the financial highlights.

At March 31, 2010, total deposits were $1.2 billion, an increase of $135.3 million, or 12.7 percent, on a year-over-year basis. Compared to the fourth quarter of 2009, total deposits increased by $19.0 million, or 1.6 percent (6.4 percent annualized). Core deposits, which includes non-interest bearing demand deposit accounts, interest-bearing demand deposit accounts, savings and money markets and certificates of deposit of less than $100 thousand, increased to $644.9 million at the end of the first quarter of 2010, an increase of $18.3 million from the same period in 2009. On a year-over-year basis, non-interest bearing demand deposit accounts increased by 4.9 percent to $156.7 million, interest bearing demand deposit accounts increased by 10.6 percent to $70.7 million, and savings and money market accounts increased by 5.0 percent to $178.0 million.

“From the onset of the economic downturn, our strong capital level has allowed us to aggressively manage the resolution of problem assets,” Mr. Holley concluded. “Combining our commitment to capital with the proactive measures taken though our strategic initiatives, First Security will be in a position of strength as the economy transitions from recession to recovery.”

Webcast and Conference Call Information

First Security’s executive management team will host a conference call and simultaneous webcast on Thursday, April 29, 2010, at 3:00 PM Eastern Daylight Time to discuss first quarter results. The webcast can be accessed live on First Security’s website, www.FSGBank.com on the Corporate Information/Investor Relations page. A replay will be available approximately two hours after the live conference call ends, and will be archived on First Security’s website for one month.

About First Security Group, Inc.

First Security Group, Inc. is a bank holding company headquartered in Chattanooga, Tennessee, with $1.4 billion in assets. Founded in 1999, First Security’s community bank subsidiary, FSGBank, N.A. has 39 full-service banking offices along the interstate corridors of eastern and middle Tennessee and northern Georgia. In Dalton, Georgia, FSGBank operates under the name of Dalton Whitfield Bank; along the Interstate 40 corridor in Tennessee, FSGBank operates under the name of Jackson Bank & Trust. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, financial planning, internet banking (www.FSGBank.com) and equipment leasing.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America (GAAP). First Security’s management uses these “non-GAAP” measures in its analysis of First Security’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities. These non- GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on First Security’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First Security’s core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1993) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by First Security with the Securities and Exchange Commission. First Security undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Public companies, from time to time, become aware of rumors concerning their business. Investors are cautioned that in this age of instant communication and internet access, it may be important to avoid relying on rumors and unsubstantiated information. First Security complies with Federal and State law applicable to disclosure of information. Investors may be at significant risk in relying on unsubstantiated information from other sources.

First Security Group, Inc. and Subsidiary
Consolidated Balance Sheets
	March 31,	December 31,	March 31,
(in thousands, except share data)	2010	2009	2009
	(unaudited)		(unaudited)

ASSETS
Cash & Due from Banks	$17,974	$23,220	$19,174
Federal Funds Sold and Securities Purchased under Agreements to Resell	-	-	-
Cash and Cash Equivalents	17,974	23,220	19,174
Interest-Bearing Deposits in Banks	210,961	152,616	25,462
Securities Available-for-Sale	145,568	143,045	142,146
Loans Held for Sale	2,138	1,225	4,028
Loans	903,374	950,793	988,619
Total Loans	905,512	952,018	992,647
Less: Allowance for Loan and Lease Losses	26,101	26,492	20,028
	879,411	925,526	972,619
Premises and Equipment, net	32,717	33,157	33,686
Goodwill	-	-	27,156
Intangible Assets	1,800	1,918	2,269
Other Assets	80,539	74,352	51,873
TOTAL ASSETS	$1,368,970	$1,353,834	$1,274,385

LIABILITIES
Deposits
Noninterest-Bearing Demand	$156,736	$151,174	$149,372
Interest-Bearing Demand	70,729	62,429	63,953
Savings and Money Market Accounts	177,998	177,543	169,497
Certificates of Deposit of less than $100 thousand	239,446	244,312	243,746
Certificates of Deposit of $100 thousand or more	203,340	207,465	199,912
Brokered Deposits	353,396	339,750	239,915
Total Deposits	1,201,645	1,182,673	1,066,395
Federal Funds Purchased and Securities Sold under Agreements to Repurchase	18,371	17,911	21,226
Security Deposits	1,188	1,376	1,771
Other Borrowings	90	94	106
Other Liabilities	7,671	10,181	9,905
Total Liabilities	1,228,965	1,212,235	1,099,403
STOCKHOLDERS' EQUITY
Preferred Stock - no par value 10,000,000 authorized; 33,000 issued as of March 31, 2010, December 31, 2009 and March 31, 2009	31,431	31,339	31,071
Common Stock - $.01 par value 50,000,000 shares authorized; 16,418,327 issued as of March 31, 2010 and December 31, 2009; 16,419,883 issued as of March 31, 2009	114	114	114
Paid-In Surplus	111,852	111,964	111,912
Common Stock Warrants	2,006	2,006	2,006
Unallocated ESOP Shares	(5,907)	(6,193)	(6,767)
(Accumulated Deficit) Retained Earnings	(5,442)	(3,823)	30,326
Accumulated Other Comprehensive Income	5,951	6,192	6,320
Total Stockholders' Equity	140,005	141,599	174,982
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,368,970	$1,353,834	$1,274,385

First Security Group, Inc. and Subsidiary
Consolidated Statements of Income

	Three Months Ended
	March 31,
(in thousands except per share amounts)	2010	2009
	(unaudited)	(unaudited)
INTEREST INCOME
Loans, including fees	$13,450	$14,873
Debt Securities - taxable	1,090	1,184
Debt Securities - non-taxable	378	404
Other	123	14
Total Interest Income	15,041	16,475

INTEREST EXPENSE
Interest-Bearing Demand Deposits	45	51
Savings Deposits and Money Market Accounts	408	472
Certificates of Deposit of less than $100 thousand	1,343	2,049
Certificates of Deposit of $100 thousand or more	1,194	1,760
Brokered Deposits	2,254	1,765
Other	122	141
Total Interest Expense	5,366	6,238

NET INTEREST INCOME	9,675	10,237
Provision for Loan and Lease Losses	4,375	4,993
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES	5,300	5,244

NON-INTEREST INCOME
Service Charges on Deposit Accounts	1,000	1,147
Gain on Sales of Available-for-Sale Securities, net	57	-
Other	1,247	1,304
Total Non-interest Income	2,304	2,451

NON-INTEREST EXPENSE
Salaries and Employee Benefits	4,948	5,357
Expense on Premises and Fixed Assets, net of rental income	1,383	1,520
Other	3,541	2,583
Total Non-interest Expense	9,872	9,460

LOSS BEFORE INCOME TAX PROVISION	(2,268)	(1,765)
Income Tax Benefit	(1,154)	(913)
NET LOSS	(1,114)	(852)
Preferred Stock Dividends	413	371
Accretion on Preferred Stock Discount	92	77
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(1,619)	$(1,300)

NET LOSS PER SHARE:
Net Loss Per Share - basic	$(0.10)	$(0.08)
Net Loss Per Share - diluted	$(0.10)	$(0.08)
Dividends Declared Per Common Share	$-	$0.05

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	15,649	15,573
DILUTED	15,649	15,573

First Security Group, Inc. and Subsidiary
Consolidated Financial Highlights
(unaudited)

	(in thousands, except per share amounts and full-time equivalent employees)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Year-to-Date	Year-to-Date
	2010	2009	2009	2009	2009	March 31, 2010	March 31, 2009

Earnings:
Net interest income	$9,675	$10,572	$10,900	$10,500	$10,237	$9,675	$10,237
Provision for loan and lease losses	$4,375	$4,846	$9,280	$6,196	$4,993	$4,375	$4,993
Non-interest income	$2,304	$2,503	$2,737	$2,644	$2,451	$2,304	$2,451
Non-interest expense	$9,872	$11,516	$37,363	$9,892	$9,460	$9,872	$9,460
Dividends and accretion on preferred stock	$505	$504	$502	$500	$448	$505	$448
Net (loss) income available to common stockholders	$(1,619)	$(3,135)	$(28,631)	$(1,908)	$(1,300)	$(1,619)	$(1,300)

Earnings - Normalized
Non-interest expense, excluding goodwill impairment	$9,872	$11,516	$10,207	$9,892	$9,460	$9,872	$9,460
Net (loss) income available to common stockholders, excluding goodwill impairment	$(1,619)	$(3,135)	$(3,869)	$(1,908)	$(1,300)	$(1,619)	$(1,300)

Per Share Data:
Net (loss) income available to common stockholders, basic	$(0.10)	$(0.20)	$(1.84)	$(0.12)	$(0.08)	$(0.10)	$(0.08)
Net (loss) income available to common stockholders, diluted	$(0.10)	$(0.20)	$(1.84)	$(0.12)	$(0.08)	$(0.10)	$(0.08)
Cash dividends declared on common shares	$-	$0.01	$0.01	$0.01	$0.05	$-	$0.05
Book value per common share	$6.61	$6.72	$6.94	$8.61	$8.76	$6.61	$8.76
Tangible book value per common share	$6.50	$6.60	$6.82	$6.82	$6.97	$6.50	$6.97

Per Share Data - Normalized:
Net (loss) income, excluding goodwill impairment, basic	$(0.10)	$(0.20)	$(0.25)	$(0.12)	$(0.08)	$(0.10)	$(0.08)
Net (loss) income, excluding goodwill impairment, diluted	$(0.10)	$(0.20)	$(0.25)	$(0.12)	$(0.08)	$(0.10)	$(0.08)

Performance Ratios:
Return on average assets	-0.48%	-1.00%	-9.30%	-0.61%	-0.40%	-0.48%	-0.40%
Return on average common equity	-5.85%	-10.90%	-80.88%	-5.28%	-3.57%	-5.85%	-3.57%
Return on average tangible assets	-0.48%	-1.00%	-9.52%	-0.62%	-0.41%	-0.48%	-0.41%
Return on average tangible common equity	-5.95%	-11.09%	-101.66%	-6.63%	-4.48%	-5.95%	-4.48%
Net interest margin, taxable equivalent	3.17%	3.67%	3.96%	3.77%	3.63%	3.17%	3.63%
Efficiency ratio	82.41%	88.08%	273.98%	75.26%	74.56%	82.41%	74.56%
Non-interest income to net interest income and non-interest income	19.23%	19.14%	20.07%	20.12%	19.32%	19.23%	19.32%

Performance Ratios - Normalized:
Return on average assets, excluding goodwill impairment	-0.48%	-1.00%	-1.26%	-0.61%	-0.40%	-0.48%	-0.40%
Return on average common equity, excluding goodwill impairment	-5.85%	-10.90%	-10.93%	-5.28%	-3.57%	-5.85%	-3.57%
Return on average tangible assets, excluding goodwill impairment	-0.48%	-1.00%	-1.29%	-0.62%	-0.41%	-0.48%	-0.41%
Return on average tangible common equity, excluding goodwill impairment	-5.95%	-11.09%	-13.74%	-6.63%	-4.48%	-5.95%	-4.48%

Capital & Liquidity:
Total equity to total assets	10.23%	10.46%	12.07%	13.93%	13.73%	10.23%	13.73%
Tangible equity to tangible assets	10.11%	10.33%	11.92%	11.84%	11.69%	10.11%	11.69%
Tangible common equity to tangible assets	7.81%	8.01%	9.32%	9.26%	9.20%	7.81%	9.20%
Total loans to total deposits	75.36%	80.50%	94.60%	93.75%	93.08%	75.36%	93.08%

Asset Quality:
Net charge-offs	$4,760	$4,034	$2,862	$6,944	$2,344	$4,760	$2,344
Net loans charged-off to average loans, annualized	2.04%	1.68%	1.18%	2.82%	0.94%	2.04%	0.94%
Non-accrual loans	$50,305	$45,454	$31,463	$26,782	$26,706	$50,305	$26,706
Other real estate owned	$18,933	$16,017	$14,206	$12,930	$11,309	$18,933	$11,309
Repossessed assets	$3,466	$3,881	$2,050	$1,473	$1,864	$3,466	$1,864
Non-performing assets (NPA)	$72,704	$65,352	$47,719	$41,185	$39,879	$72,704	$39,879
NPA to total assets	5.31%	4.83%	3.97%	3.33%	3.13%	5.31%	3.13%
Loans 90 days past due	$3,993	$4,524	$3,377	$3,373	$5,413	$3,993	$5,413
NPA + loans 90 days past due to total assets	5.60%	5.16%	4.25%	3.60%	3.55%	5.60%	3.55%
Non-performing loans (NPL)	$54,298	$49,978	$34,840	$30,155	$32,119	$54,298	$32,119
NPL to total loans	6.00%	5.25%	3.61%	3.11%	3.24%	6.00%	3.24%
Allowance for loan and lease losses to total loans	2.88%	2.78%	2.66%	1.99%	2.02%	2.88%	2.02%
Allowance for loan and lease losses to NPL	48.07%	53.01%	73.73%	63.92%	62.36%	48.07%	62.36%

Period End Balances:
Loans	$905,512	$952,018	$964,295	$968,493	$992,647	$905,512	$992,647
Intangible assets	$1,800	$1,918	$2,012	$29,295	$29,425	$1,800	$29,425
Assets	$1,368,970	$1,353,834	$1,202,908	$1,238,393	$1,274,385	$1,368,970	$1,274,385
Deposits	$1,201,645	$1,182,673	$1,019,287	$1,033,046	$1,066,395	$1,201,645	$1,066,395
Common stockholders' equity	$108,574	$110,260	$113,941	$141,305	$143,911	$108,574	$143,911
Total stockholders' equity	$140,005	$141,599	$145,189	$172,463	$174,982	$140,005	$174,982
Common stock market capitalization	$35,463	$39,075	$63,209	$62,388	$55,335	$35,463	$55,335
Full-time equivalent employees	345	347	348	353	361	345	361
Common shares outstanding	16,418	16,418	16,418	16,418	16,420	16,418	16,420

Average Balances:
Loans	$931,566	$960,744	$966,677	$984,210	$999,954	$931,566	$999,954
Intangible assets	$1,864	$1,955	$28,941	$29,365	$29,498	$1,864	$29,498
Earning assets	$1,266,707	$1,168,774	$1,115,542	$1,142,338	$1,168,135	$1,266,707	$1,168,135
Assets	$1,362,204	$1,258,592	$1,231,926	$1,258,363	$1,286,371	$1,362,204	$1,286,371
Deposits	$1,189,482	$1,081,372	$1,024,105	$1,047,865	$1,075,316	$1,189,482	$1,075,316
Common stockholders' equity	$110,782	$115,012	$141,600	$144,476	$145,588	$110,782	$145,588
Total stockholders' equity	$142,152	$146,280	$172,779	$175,568	$172,815	$142,152	$172,815
Common shares outstanding, basic - wtd	15,649	15,582	15,543	15,503	15,573	15,649	15,573
Common shares outstanding, diluted - wtd	15,649	15,584	15,543	15,503	15,573	15,649	15,573

Non-GAAP Reconciliation Table

	(in thousands, except per share data)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Year-to-Date	Year-to-Date
	2010	2009	2009	2009	2009	March 31, 2010	March 31, 2009

Return on average assets	-0.48%	-1.00%	-9.30%	-0.61%	-0.40%	-0.48%	-0.40%
Effect of intangible assets	-	-	-0.22%	-0.01%	-0.01%	-	-0.01%
Return on average tangible assets	-0.48%	-1.00%	-9.52%	-0.62%	-0.41%	-0.48%	-0.41%

Return on average assets	-0.48%	-1.00%	-9.30%	-0.61%	-0.40%	-0.48%	-0.40%
Effect of goodwill impairment	-	-	8.04%	-	-	-	-
Return on average assets, excluding goodwill impairment	-0.48%	-1.00%	-1.26%	-0.61%	-0.40%	-0.48%	-0.40%
Effect of average intangible assets	-	-	-0.03%	-0.01%	-0.01%	-	-0.01%
Return on average tangible assets, excluding goodwill impairment	-0.48%	-1.00%	-1.29%	-0.62%	-0.41%	-0.48%	-0.41%

Return on average common equity	-5.85%	-10.90%	-80.88%	-5.28%	-3.57%	-5.85%	-3.57%
Effect of goodwill impairment	-	-	69.95%	-	-	-	-
Return on average common equity, excluding goodwill impairment	-5.85%	-10.90%	-10.93%	-5.28%	-3.57%	-5.85%	-3.57%
Effect on average intangible assets	-0.10%	-0.19%	-2.81%	-1.35%	-0.91%	-0.10%	-0.91%
Return on average tangible common equity, excluding goodwill impairment	-5.95%	-11.09%	-13.74%	-6.63%	-4.48%	-5.95%	-4.48%

Total equity to total assets	10.23%	10.46%	12.07%	13.93%	13.73%	10.23%	13.73%
Effect of intangible assets	-0.12%	-0.13%	-0.15%	-2.09%	-2.04%	-0.12%	-2.04%
Tangible equity to tangible assets	10.11%	10.33%	11.92%	11.84%	11.69%	10.11%	11.69%
Effect of preferred stock	-2.30%	-2.32%	-2.60%	-2.58%	-2.49%	-2.30%	-
Tangible common equity to tangible assets	7.81%	8.01%	9.32%	9.26%	9.20%	7.81%	9.20%

Non-interest expense	$9,872	$11,516	$37,363	$9,892	$9,460	$9,872	$9,460
Impairment of goodwill	-	-	(27,156)	-	-	-	-
Non-interest expense, excluding goodwill impairment	$9,872	$11,516	$10,207	$9,892	$9,460	$9,872	$9,460

Net (loss) income available to common stockholders	$(1,619)	$(3,135)	$(28,631)	$(1,908)	$(1,300)	$(1,619)	$(1,300)
Effect of goodwill impairment, net of $2,394 tax effect	-	-	24,762	-	-	-	-
Net (loss) income available to common stockholders, excluding goodwill impairment	$(1,619)	$(3,135)	$(3,869)	$(1,908)	$(1,300)	$(1,619)	$(1,300)

Total stockholders' equity	$140,005	$141,599	$145,189	$172,463	$174,982	$140,005	$174,982
Effect of preferred stock	(31,431)	(31,339)	(31,248)	(31,158)	(31,071)	(31,431)	(31,071)
Common stockholders' equity	$108,574	$110,260	$113,941	$141,305	$143,911	$108,574	$143,911

Average assets	$1,362,204	$1,258,592	$1,231,926	$1,258,363	$1,286,371	$1,362,204	$1,286,371
Effect of average intangible assets	(1,864)	(1,955)	(28,941)	(29,365)	(29,498)	(1,864)	(29,498)
Average tangible assets	$1,360,340	$1,256,637	$1,202,985	$1,228,998	$1,256,873	$1,360,340	$1,256,873

Average total stockholders' equity	$142,152	$146,280	$172,779	$175,568	$172,815	$142,152	$172,815
Effect of average preferred stock	(31,370)	(31,268)	(31,179)	(31,092)	(27,227)	(31,370)	(27,227)
Average common stockholders' equity	110,782	115,012	141,600	144,476	145,588	110,782	145,588
Effect of average intangible assets	(1,864)	(1,955)	(28,941)	(29,365)	(29,498)	(1,864)	(29,498)
Average tangible common stockholders' equity	$108,918	$113,057	$112,659	$115,111	$116,090	$108,918	$116,090

Per Share Data
Book value per common share	$6.61	$6.72	$6.94	$8.61	$8.76	$6.61	$8.76
Effect of intangible assets	(0.11)	(0.12)	(0.12)	(1.79)	(1.79)	(0.11)	(1.79)
Tangible book value per common share	$6.50	$6.60	$6.82	$6.82	$6.97	$6.50	$6.97

Net (loss) income available to common stockholders, basic	$(0.10)	$(0.20)	$(1.84)	$(0.12)	$(0.08)	$(0.10)	$(0.08)
Effect of goodwill impairment, net of tax	-	-	1.59	-	-	-	-
Net (loss) income, excluding goodwill impairment, basic	$(0.10)	$(0.20)	$(0.25)	$(0.12)	$(0.08)	$(0.10)	$(0.08)

Net (loss) income available to common stockholders, diluted	$(0.10)	$(0.20)	$(1.84)	$(0.12)	$(0.08)	$(0.10)	$(0.08)
Effect of goodwill impairment, net of tax	-	-	1.59	-	-	-	-
Net (loss) income, excluding goodwill impairment, diluted	$(0.10)	$(0.20)	$(0.25)	$(0.12)	$(0.08)	$(0.10)	$(0.08)

Supplemental Data	(in thousands)

Allowance for loan and lease losses	$26,101	$26,492	$25,686	$19,275	$20,028	$26,101	$20,028
Net interest income, tax equivalent	$9,892	$10,804	$11,126	$10,729	$10,469	$9,892	$10,469
Impairment of goodwill	$-	$-	$27,156	$-	$-	$-	$-
Amortization of intangibles	$118	$94	$127	$129	$135	$118	$135
(Gain)/Loss on sales of available-for-sale securities, net	$(57)	$-	$-	$-	$-	$(57)	$-
Gain on sales of foreclosed and repossessed property, leased equipment, premises and equipment and loans	$(60)	$(138)	$(70)	$(146)	$(70)	$(60)	$(70)
Losses on sales of foreclosed and repossessed property and premises and equipment	$292	$313	$149	$82	$59	$292	$59
Write-downs on foreclosed and repossessed property and other assets	$6	$198	$120	$205	$182	$6	$182
Mortgage loan and related fees	$149	$199	$385	$199	$242	$149	$242

Loans by Type
Loans secured by real estate-
Residential 1-4 family	$278,695	$281,354	$284,811	$288,836	$294,314	$278,695	$294,314
Commercial	255,174	259,819	233,692	225,790	223,759	255,174	223,759
Construction	125,603	153,144	176,570	183,623	190,581	125,603	190,581
Multi-family and Farmland	41,314	37,960	37,461	33,847	36,541	41,314	36,541
Total loans secured by real estate	700,786	732,277	732,534	732,096	745,195	700,786	745,195
Commercial loans	138,156	146,016	148,473	150,472	162,534	138,156	162,534
Consumer installment loans	45,564	48,927	51,866	54,261	53,406	45,564	53,406
Leases, net of unearned income	17,405	19,730	24,679	26,784	29,117	17,405	29,117
Other	3,601	5,068	6,743	4,880	2,395	3,601	2,395
Total loans	$905,512	$952,018	$964,295	$968,493	$992,647	$905,512	$992,647

Supplemental Data (continued)
Asset Quality Information

	1st Quarter	1st Quarter	4th Quarter	4th Quarter	3rd Quarter	3rd Quarter	2nd Quarter	2nd Quarter	1st Quarter	1st Quarter
	2010	2010	2009	2009	2009	2009	2009	2009	2009	2009
	(in thousands)	(units)	(in thousands)	(units)	(in thousands)	(units)	(in thousands)	(units)	(in thousands)	(units)
Non-Accrual Loans and Leases - Activity
Beginning Balance	$45,454	187	$31,463	106	$26,782	91	$26,706	70	$18,453	57
Additions	16,701		20,378		11,837		9,643		12,589
Reductions	(11,850)		(6,387)		(7,156)		(9,567)		(4,336)
Ending Balance	$50,305	203	$45,454	187	$31,463	106	$26,782	91	$26,706	70

Non-Accrual Loans and Leases - Classification
Construction/Development Loans	$13,950	33	$13,706	36	$10,583	15	$8,706	9	$9,040	12
Residential Real Estate Loans	7,392	53	6,059	52	3,758	32	3,713	30	2,179	18
Commercial Real Estate Loans	6,903	26	6,156	26	2,162	11	4,595	16	3,575	12
Commercial & Industrial Loans	16,234	39	15,397	38	8,432	25	3,160	15	6,904	20
Commercial Leases	3,943	37	2,389	20	5,064	21	5,126	16	3,523	4
Consumer and Other Loans	1,883	15	1,747	15	1,464	2	1,482	5	1,485	4
Total	$50,305	203	$45,454	187	$31,463	106	$26,782	91	$26,706	70

Other Real Estate Owned - Activity
Beginning Balance	$16,017	85	$14,206	68	$12,930	61	$11,309	49	$7,145	51
Additions	3,866		4,415		5,599		4,522		5,111
Reductions	(950)		(2,604)		(4,323)		(2,901)		(947)
Ending Balance	$18,933	109	$16,017	85	$14,206	68	$12,930	61	$11,309	49

Other Real Estate Owned - Classification
Construction/Development Loans	$7,725	50	$6,243	37	$6,339	31	$7,187	38	$5,484	30
Residential Real Estate Loans	5,638	41	5,132	34	3,688	25	2,657	14	2,598	14
Commercial Real Estate Loans	5,570	18	4,642	14	4,179	12	3,086	9	3,227	5
Total	$18,933	109	$16,017	85	$14,206	68	$12,930	61	$11,309	49

Loans 90 Days Past Due - Classification
Construction/Development Loans	$1,018	3	$30	1	$532	3	$94	4	$481	7
Residential Real Estate Loans	820	8	653	6	1,145	19	795	12	765	13
Commercial Real Estate Loans	845	3	239	2	108	2	41	1	2,898	8
Commercial & Industrial Loans	615	4	12	1	67	4	59	6	673	12
Commercial Leases	564	10	3,522	47	1,307	36	2,308	24	478	13
Consumer and Other Loans	131	17	68	16	218	19	76	10	118	20
Total	$3,993	45	$4,524	73	$3,377	83	$3,373	57	$5,413	73

Repossessed Assets - Activity
Beginning Balance	$3,881	188	$2,050	163	$1,473	56	$1,864	63	$1,680	56
Additions	1,383		3,588		1,978		810		1,318
Reductions	(1,798)		(1,757)		(1,401)		(1,201)		(1,134)
Ending Balance	$3,466	214	$3,881	188	$2,050	163	$1,473	56	$1,864	63

CONTACT:
First Security Group, Inc.
Rodger B. Holley, Chairman, CEO and President, 423-308-2080
rholley@FSGBank.com
or
William L. (Chip) Lusk, Jr., EVP & CFO, 423-308-2070
clusk@FSGBank.com